                                                                     EXHIBIT 2.1


================================================================================



                          AGREEMENT AND PLAN OF MERGER

                              dated April 6, 2001

                                  by and among

                                 Ingenico S.A.

                            Idaho Acquisition Corp.

                                      and

                              IVI Checkmate Corp.


================================================================================

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I     THE MERGER............................................................................  2
              Section 1.1.     The Merger...........................................................  2
              Section 1.2.     Effective Time.......................................................  2
              Section 1.3.     Effects of the Merger................................................  2
              Section 1.4.     Certificate of Incorporation and By-Laws of the Surviving Corporation  2
              Section 1.5.     Directors............................................................  3
              Section 1.6.     Officers.............................................................  3
              Section 1.7.     Conversion of Shares of Common Stock.................................  3
              Section 1.8.     Conversion of Merger Sub Common Stock................................  3
              Section 1.9.     Options..............................................................  4
              Section 1.10.    No Other Equity......................................................  4
              Section 1.11.    Stockholders' Meeting................................................  4
              Section 1.12.    Special Meeting of IVI Checkmate Ltd.................................  5
              Section 1.13.    Additional Actions...................................................  6
              Section 1.14.    Closing..............................................................  6

ARTICLE II    PAYMENT FOR SHARES....................................................................  6
              Section 2.1.     Dissenting Shares....................................................  6
              Section 2.2.     Payment for Shares of Common Stock...................................  7

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................  8
              Section 3.1.     Organization and Qualification; Subsidiaries.........................  8
              Section 3.2.     Certificate of Incorporation and By-Laws.............................  8
              Section 3.3.     Capitalization; Subsidiaries.........................................  9
              Section 3.4.     Authority Relative to this Agreement................................. 10
              Section 3.5.     No Conflict; Required Filings and Consents........................... 10
              Section 3.6.     SEC Reports and Financial Statements................................. 11
              Section 3.7.     IVI Checkmate Ltd.................................................... 13
              Section 3.8.     Employee Benefit Matters............................................. 13
              Section 3.9.     Litigation........................................................... 16
              Section 3.10.    Information.......................................................... 16
              Section 3.11.    Taxes................................................................ 16
              Section 3.12.    Intellectual Property................................................ 19
              Section 3.13.    Certain Approvals.................................................... 19
              Section 3.14.    Brokers.............................................................. 19
              Section 3.15.    Opinions of Financial Advisor........................................ 20
              Section 3.16.    Vote Required........................................................ 20
              Section 3.17.    Rights Agreement..................................................... 20
              Section 3.18.    Environmental Matters................................................ 20
              Section 3.19.    Compliance with Applicable Laws...................................... 21
              Section 3.20.    Material Contracts................................................... 21

              Section 3.21.    Support Agreements................................................... 21
              Section 3.22.    Ingenico Agreements.................................................. 22
              Section 3.23.    Investments.......................................................... 22
              Section 3.24.    Stock Option Exchange Program........................................ 22
              Section 3.25.    Congress Financial Corporation (Southern)............................ 22

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER............................ 22
              Section 4.1.     Organization and Qualification....................................... 22
              Section 4.2.     Authority Relative to this Agreement................................. 23
              Section 4.3.     No Conflict; Required Filings and Consents........................... 23
              Section 4.4.     Information.......................................................... 23
              Section 4.5.     Financing............................................................ 24

ARTICLE V     COVENANTS............................................................................. 24
              Section 5.1.     Conduct of Business of the Company................................... 24
              Section 5.2.     Access to Information................................................ 26
              Section 5.3.     Reasonable Best Efforts.............................................. 26
              Section 5.4.     Public Announcements................................................. 27
              Section 5.5.     Indemnification...................................................... 27
              Section 5.6.     Notification of Certain Matters...................................... 28
              Section 5.7.     Takeover Laws........................................................ 28
              Section 5.8.     Rights Agreement..................................................... 28
              Section 5.9.     No Solicitation...................................................... 28
              Section 5.10     Equity Investment.................................................... 30
              Section 5.11.    Additional Director; Board Committees................................ 30
              Section 5.12.    Registration Rights Agreement........................................ 30
              Section 5.13.    Stock Option Exchange Program........................................ 30
              Section 5.14.    Restructuring........................................................ 30
              Section 5.15.    Paid-Up Capital...................................................... 30
              Section 5.16.    Series B Preferred Stock............................................. 30
              Section 5.17.    Parent Vote.......................................................... 30

ARTICLE VI    CONDITIONS TO CONSUMMATION OF THE MERGER.............................................. 31
              Section 6.1.     Conditions........................................................... 31
              Section 6.2.     Parent and Merger Sub Conditions..................................... 31

ARTICLE VII   TERMINATION; AMENDMENTS; WAIVER....................................................... 33
              Section 7.1.     Termination.......................................................... 33
              Section 7.2.     Effect of Termination................................................ 35
              Section 7.3.     Amendment............................................................ 35
              Section 7.4.     Extension; Waiver.................................................... 35

ARTICLE VIII  MISCELLANEOUS......................................................................... 36
              Section 8.1.     Non-Survival......................................................... 36
              Section 8.2.     Entire Agreement; Assignment......................................... 36

            Section 8.3.     Validity............................................................. 36
            Section 8.4.     Notices.............................................................. 36
            Section 8.5.     Governing Law........................................................ 37
            Section 8.6.     Descriptive Headings................................................. 37
            Section 8.7.     Counterparts......................................................... 38
            Section 8.8.     Parties in Interest.................................................. 38
            Section 8.9.     Fees and Expenses.................................................... 38
            Section 8.10.    By-Laws.............................................................. 39
            Section 8.11.    Certain Definitions.................................................. 39
            Section 8.12.    Specific Performance................................................. 39

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 6,
                                              ---------
2001, by and among Ingenico S.A., a societe anonyme organized and existing under the laws of the Republic of France ("Parent"), Idaho Acquisition Corp., a
                                     ------
Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and
                                                               ----------
IVI Checkmate Corp., a Delaware corporation (the "Company").
                                                  -------

          WHEREAS, Parent beneficially owns 1,544,416 shares (the "Parent
                                                                   ------
Shares") of the common stock, par value $0.01 par share, of the Company (the

"Common Stock");
 ------------

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), whereby each issued share of Common Stock not owned directly by
      ------
Parent or the Company shall be converted into the right to receive $3.30 in cash without interest thereon (the "Merger Consideration"), upon the terms and
                               --------------------
subject to the conditions set forth in this Agreement;

          WHEREAS, a special committee (the "Special Committee") comprised of
                                             -----------------
three independent directors of the Board of Directors of the Company (the "Board") who are not affiliated with Parent or any member of the Company's
 -----
management has received the written opinion of Wachovia Securities, Inc. (the "Financial Advisor") that, based on, and subject to, the various assumptions and
------------------
qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by the holders of Common Stock (other than Parent and Merger Sub) pursuant to the Merger is fair to such holders from a financial point of view;

          WHEREAS, IVI Checkmate Ltd., a subsidiary of the Company, has outstanding a class of shares (the "Exchangeable Shares") that, pursuant to
                                    -------------------
their terms and the terms of a related support agreement and voting and exchange trust agreement (collectively, the "Exchangeable Share Provisions") are intended
                                    -----------------------------
to afford the holder substantially the same economic and voting rights as are available to the holders of the Common Stock;

          WHEREAS, the Board of Directors of IVI Checkmate Ltd. has received the written opinion of the Financial Advisor that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the implementation of the Merger is fair to the holders of the Exchangeable Shares; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

          Section 1.1.  The Merger.  Upon the terms and subject to the
                        ----------
satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below) Merger
                        ----
Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the "Surviving Corporation"). At the option of Parent, and provided that such
      ---------------------
amendment does not materially delay the Effective Time, the Merger may be structured so that, and this Agreement shall thereupon be amended to provide that, the Company shall be merged with and into Merger Sub or with another direct or indirect wholly owned subsidiary of Parent, with the Company, Merger Sub or such other subsidiary of Parent continuing as the Surviving Corporation (as determined by Parent); provided, however, that the Company shall be deemed not to have breached any of its representations and warranties herein if and to the extent such breach would have been attributable to such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Merger Sub (or another Parent subsidiary designated by Parent) shall be the Surviving Corporation.

          Section 1.2.  Effective Time.  As soon as practicable after the
                        --------------
satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of this Agreement, the Company shall execute, in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall be effective upon the filing of the certificate of merger or such later time as specified in the certificate of merger. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."
                                                         --------------

          Section 1.3.  Effects of the Merger.  From and after the Effective
                        ---------------------
Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

          Section 1.4.  Certificate of Incorporation and By-Laws of the
                        -----------------------------------------------
Surviving Corporation.
---------------------

          (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its provisions and applicable law, except for Article I thereof, which shall read as follows: "The name of the corporation is IVI Checkmate Corp. (hereinafter the "Corporation")."
                        -----------

          (b) The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with its provisions and applicable law.

          Section 1.5.  Directors.  Subject to applicable law, the directors of
                        ---------
Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          Section 1.6.  Officers.  The officers of the Company immediately prior
                        --------
to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          Section 1.7.  Conversion of Shares of Company Stock.
                        -------------------------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock held by Parent, Merger Sub, any wholly owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares of Common Stock, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and other than Dissenting Shares (as defined below)), shall be converted into the right to receive in cash an amount equal to the Merger Consideration, payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share of Common Stock.

          (b) If, at the Effective Time there are outstanding any Exchangeable Shares which are not owned by the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company, or there are shares of stock, debt, options or other agreements of the Company or any of its Subsidiaries which could give rise to the issuance of any Exchangeable Shares to any person (other than the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company), then each share of Series B Preferred Stock (as defined below) outstanding at the Effective Time shall remain outstanding in accordance with its terms.

          (c) Each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series D Preferred Stock held by Parent, Merger Sub, any wholly owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares of Series D Preferred Stock, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall remain outstanding in accordance with its terms.

          Section 1.8.  Conversion of Merger Sub Common Stock.  At the Effective
                        -------------------------------------
Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          Section 1.9.  Options.  The Board (or, if appropriate, any Committee
                        -------
thereof) has adopted appropriate resolutions and taken all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options (the "Options") heretofore granted under any
                                        -------
stock option or similar plan of the Company or its Subsidiaries (the "Stock
                                                                      -----
Plans").  Immediately prior to the Effective Time, (i) each Option, whether or
-----
not then vested or exercisable, shall no longer be exercisable but shall entitle each holder thereof at the Effective Time, in cancellation and settlement therefor, to payments in cash, reduced by any applicable withholding taxes (the "Cash Payment"), at the Effective Time, equal to the product of (x) the total
 ------------
number of shares of Common Stock subject or related to such Option, whether or not then vested or exercisable and (y) the excess (if any) of the Merger Price over the exercise price per share subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option as soon as practicable following the Effective Time. The Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will obtain all consents, if any, that are necessary to ensure that after the Effective Time, the only rights of the holders of Options will be to receive the Cash Payment in cancellation and settlement of the Option.

          Section 1.10.  No Other Equity.    Except as provided in Section 5.16
                         ---------------
with respect to the Series B Preferred Stock and except for the Series D Preferred Stock, the Company will take all appropriate steps acceptable to Parent to ensure that after the Effective Time none of the Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, or any other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof or have any right under the Stock Plans or otherwise to acquire any capital stock of the Company, Parent, the Surviving Corporation or any of their respective subsidiaries.

          Section 1.11.  Stockholders' Meeting.
                         ---------------------

          (a) The Company, acting through the Board, shall, as soon as practicable following the execution of this Agreement and in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws:

               (i) duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Stockholders") (such meeting, the
                                         ------------
     "Special Meeting") for the purpose of presenting this Agreement to the
     ----------------
     Stockholders for their consideration and approval;

               (ii) prepare and file with the United States Securities and Exchange Commission (the "SEC") and with the securities regulatory
                               ---
     authority of each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario

     (the "Canadian Jurisdictions"), a preliminary proxy statement relating to this Agreement, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined below) and, after consultation with Parent, to respond promptly to any comments made by the SEC or its staff with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its Stockholders and (y) subject to
           ---------------
     the fiduciary duties of the Board under applicable law, to obtain the necessary approvals of the Merger and this Agreement by its Stockholders; and

               (iii) subject to the fiduciary obligations of the Board and the Special Committee under applicable law, include in the Proxy Statement the recommendation of the Board and the Special Committee that Stockholders vote in favor of the approval and adoption of this Agreement.

          (b) Parent agrees that it will vote, or cause to be voted, all of the shares of Common Stock then owned by it, Merger Sub or any of its other subsidiaries in favor of the approval of this Agreement at the Special Meeting.

          Section 1.12.  Special Meeting of IVI Checkmate Ltd.
                         ------------------------------------

          (a) The Company, acting through the Board, shall, as soon as practicable following the execution of this Agreement and in accordance with applicable law and the Articles of Incorporation and By-laws of IVI Checkmate Ltd., cause IVI Checkmate Ltd. to:

               (i) duly hold a special meeting (the "Canadian Special Meeting")
                                                     ------------------------
     of holders (the "Holders") of the Exchangeable Shares not less than 20
                      -------
     business days prior to the Special Meeting to consider a special resolution, in form and substance acceptable to Parent, acting reasonably (the "Resolution"), of the Holders approving an amendment (the "Exchange
           ----------                                                --------
     Amendment") to the Exchangeable Share Provisions to permit the redemption
     ---------
     of the Exchangeable Shares, or their purchase by the Surviving Corporation, Parent or one of their affiliates, immediately following the Effective Time on a basis which results in Holders receiving, on an economically equivalent basis, the same consideration for each Exchangeable Share as is received by the Stockholders for each share of Common Stock. Parent shall provide, on terms to be agreed, funding to the Surviving Corporation sufficient to fully fund the Surviving Corporation's redemption or repurchase, if any, of the Exchangeable Shares; and

               (ii) in connection with the Canadian Special Meeting, ensure that an information circular (the "Circular") containing all information
                                   --------
     necessary to permit the Holders to make an informed decision and the recommendation of the Board of Directors of IVI Checkmate Ltd. that the Holders approve the Resolution and as otherwise may be required by applicable law is circulated to all of the Holders.

          (b) After having called the Canadian Special Meeting, other than as expressly contemplated in this Agreement or as required by applicable law, the Company shall ensure that IVI Checkmate Ltd. shall not, without the prior written consent of Parent, adjourn, postpone or cancel, or except as required for quorum purposes pursuant to Article 8 of the provisions attaching to the Exchangeable Shares or as required by Holders pursuant to a valid point of order raised at the Canadian Special Meeting, adjourn or postpone the Canadian Special Meeting.

          (c) The Company shall cause IVI Checkmate Ltd., in consultation with, and with the cooperation of Parent, to prepare, file and distribute the Circular and such other documents as may be necessary or desirable to permit the Holders to vote on the Resolution and to otherwise implement the Resolution and shall cause the Board of Directors of IVI Checkmate Ltd. to recommend to the Holders in the Circular that the Holders approve the Resolution.

          (d) The Company will vote, or cause to be voted, all of the common shares of IVI Checkmate Ltd. in favor of the approval of the Resolution.

          Section 1.13.  Additional Actions.  If, at any time after the
                         ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

          Section 1.14.  Closing.  The closing of the Merger (the "Closing")
                         -------                                   -------
shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by the applicable party) of the conditions set forth in Article VI (other than those that by their terms cannot be satisfied until the time of the Closing, but subject to their satisfaction at such time), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."
                                                                  ------------

                                   ARTICLE II

                               PAYMENT FOR SHARES

          Section 2.1.  Dissenting Shares.  Notwithstanding anything in this
                        -----------------
Agreement to the contrary, shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the requirement of Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the
-------------------
Merger Consideration as provided in Section 1.7, unless and until such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his or her right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into, and had become exchangeable solely for the right to receive, the Merger Consideration to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Common Stock and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          Section 2.2.  Payment for Shares of Common Stock.
                        ----------------------------------

          (a) From and after the Effective Time, a bank or trust company selected by Parent and reasonably acceptable to the Company, shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in
            ------------
respect of certificates (the "Certificates") that, prior to the Effective Time,
                              ------------
represented shares of Common Stock entitled to payment of the Merger Price pursuant to Section 1.7. Promptly following the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of shares of Common Stock shall be entitled at the Effective Time pursuant to Section 1.7.

          (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented shares of Common Stock (other than Certificates representing shares of Common Stock held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company and other than Certificates representing Dissenting Shares) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of Common Stock formerly represented by such Certificate, in consideration therefor, and such Certificate shall be cancelled. Until so surrendered, each such Certificate (other than Certificates representing shares of Common Stock held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company and other than Certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on, or with respect to, the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Common Stock surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Common Stock shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (c) Promptly following the date which is 90 days after the Effective Time (or such later date as the Surviving Corporation shall request), the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Common Stock may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock which were outstanding immediately prior to the Effective Time. If, on or after the Effective Time, Certificates formerly representing shares of Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Merger Sub that:

          Section 3.1.  Organization and Qualification; Subsidiaries.  The
                        --------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the
                                          ------------------------------
Company," as used in this Agreement, means any change in or effect on the
-------
business, assets, liabilities, financial condition, results of operations, profitability or prospects of the Company or any of its subsidiaries that is materially adverse to the Company and its subsidiaries taken as a whole.

          Section 3.2.  Certificate of Incorporation and By-Laws.  The Company
                        ----------------------------------------
has heretofore made available to Parent and Merger Sub a complete and correct copy of the certificate of incorporation and the by-laws or comparable organizational documents, each as amended to, and as in effect on, the date hereof, of the Company and each of its subsidiaries.

          Section 3.3.  Capitalization; Subsidiaries.
                        ----------------------------

          (a) The authorized capital stock of the Company consists of 99,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), one share of which Preferred Stock is
                ---------------
designated "Series A Preferred Stock" (the "Series A Preferred Stock"), one
                                            ------------------------
share of which is designated "Series B Special Voting Preferred Stock" (the "Series B Preferred Stock), 100,000 shares of which are designated "Series C
-------------------------
Junior Participating Preferred Stock" (the "Series C Preferred Stock") and
                                            ------------------------
authorized in connection with the Rights Agreement, and 894,663 shares of which are designated "Series D Convertible Preferred Stock" (the "Series D Preferred
                                                            ------------------
Stock").  As of April 5, 2001, 12,927,017 shares of Common Stock were issued and
-----
outstanding, one share of Series B Preferred Stock was issued and outstanding, 803,353 shares of Series D Preferred Stock were issued and outstanding and no shares of Series A Preferred Stock or Series C Preferred Stock were outstanding. As of April 5, 2001, no shares of Common Stock were held in treasury.

          (b) As of the date hereof, 3,376,746 shares of Common Stock were reserved for issuance upon exercise of options outstanding under the Company's Stock Plans. As of the date hereof, the Company has options to purchase shares of Common Stock outstanding and issued as listed by individuals holding such options (including exercise price and vesting schedule) in Section 3.3(b) of the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule"). As of April 5, 2001, 5,306,317 Exchangeable
----------------------------
Shares were outstanding which are exchangeable by the holders of such shares at any time for shares of Common Stock on a one-for-one basis. All the outstanding shares of Common Stock and the Exchangeable Shares are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Options or the retraction or redemption of the Exchangeable Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries
                      -----------
issued and outstanding.

          (c) Except (i) as set forth in Section 3.3(b), (ii) for the Rights,
(iii) for the 200,000 warrants issued in April 1999 to DataCard Corporation (the "DataCard Warrants") each of which has an exercise price of $6.00 per share and
 -----------------
(iv) for the transactions contemplated by this Agreement (the "Transactions"),
                                                               ------------
there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests and neither the Company nor any of its subsidiaries is obligated to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement and except for the Company's obligations in respect of the Options under the Stock Plans, the Exchangeable Shares and the DataCard Warrants, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock or other equity interests of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries is duly authorized, validly issued, fully paid, and to the extent applicable, nonassessable, and, except as set forth in Section 3.3(c) of the Company Disclosure Schedule, such shares or other equity interests of the Company's subsidiaries as are owned by the Company or by a subsidiary of the Company are owned in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"). Except as set forth in Section 3.3(c) of
                               ----
the Company Disclosure Schedule, the Company has not agreed to register any securities under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or under any state
                                       --------------
securities law or granted registration rights to any person or entity; copies of any registration rights agreements set forth in Section 3.3(c) of the Company Disclosure Schedule have previously been provided to Parent. Set forth in
Section 3.3(c) of the Company Disclosure Schedule is a complete and correct list of each subsidiary (direct or indirect) of the Company and any joint ventures, partnerships or similar arrangements in which the Company has an interest (and the amount and percentage of any such interest). No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

          Section 3.4.  Authority Relative to this Agreement.  The Company has
                        ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions (except that the Merger requires Stockholder Approval (as defined below)). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized and approved by the Board and the Special Committee and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Transactions (other than the approval of this Agreement by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock and Exchangeables Shares, in each case, entitled to vote thereon, voting together as a single class, to the extent required by applicable law ("Stockholder
                                                           -----------
Approval")).  No corporate proceedings on the part of IVI Checkmate Ltd. are
--------
necessary in connection with this Agreement or the consummation of the Transactions (other than the approval of the Resolution by the affirmative vote of two-thirds of the votes cast in respect thereof). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          Section 3.5.  No Conflict; Required Filings and Consents.
                        ------------------------------------------

          (a) Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign or
                                                     -------
supranational antitrust, competition, trade regulatory or similar laws, rules or regulations ("Antitrust Laws"), and the Investment Canada Act (Canada) are made
              --------------
and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and any
                                                        ------------
applicable state securities, "blue sky" or takeover laws, statutes and any applicable provincial securities laws, rules or instruments are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the DGCL, is made, (iv) Stockholder Approval is received and (v) the Resolution is passed, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (a) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries, (b) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the property or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (b) or this clause (c) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract,
         ---------
agreement, arrangement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clauses
(b) or (c) for any such Violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or could not, individually or in the aggregate, reasonably be expected to prevent or materially delay consummation of the Transactions. Section 3.5(a) of the Company Disclosure Schedule sets forth any such Violation of clause (c) of the immediately preceding sentence.

          (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any federal, state,
                                               -------
provincial, local, foreign or supranational administrative, governmental or regulatory authority, agency, commission, tribunal or body (a "Governmental
                                                               ------------
Entity"), except for (i) compliance with any applicable requirements of the
------
Exchange Act, (ii) the filing of the certificate of merger pursuant to the DGCL,
(iii) compliance with the HSR Act and any requirements of any Antitrust Laws and the Investment Canada Act (Canada), (iv) Consents, which are listed on Section 3.5(b) of the Company Disclosure Schedule, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or reasonably be expected to prevent or materially delay consummation of the Transactions, (v) compliance with the requirements of applicable Canadian corporate and securities legislation in respect of the Canadian Special Meeting and (vi) the filing of any articles required to implement the Resolution.

          Section 3.6.  SEC Reports and Financial Statements.
                        ------------------------------------

          (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC since January 1, 1998 (as they have been amended since the time of their filing, collectively, the "SEC Reports"). As of their
                                             -----------
respective dates, the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act and the Securities Act, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and, as of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The Company has heretofore furnished to Parent the latest available drafts of filings to be made with the SEC pursuant to the Exchange Act which have not been filed with the SEC, including without limitation drafts of the Company's Annual Report to Stockholders (collectively, the "Draft Filings").
                                                                -------------
Each of the Draft Filings will comply when filed as to form in all material respects with the provisions of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein, or necessary to make the statement made therein, in light of the circumstances under which they were made, not misleading.

          (c) The financial statements of the Company included in the SEC Reports at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any SEC Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the
                                 ----
periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq Stock Market, any stock exchange or any other comparable Governmental Authority except for IVI Checkmate Ltd. which is subject to the continuous disclosure requirements of the securities legislation of the Canadian Jurisdictions. IVI Checkmate Ltd. has received an exemption order dated June 2, 1998 (the "Exemption Order") from the securities regulatory authorities of the
           ---------------
Canadian Jurisdictions which exempts it from the continuous disclosure requirements of these jurisdictions.

          (d) Except as reflected, reserved against or otherwise disclosed in the financial statements of the Company included in the SEC Reports or as otherwise disclosed in the SEC Reports, in each case, filed prior to the date of this Agreement or as set forth in Section 3.6(d) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) which would be required to be reflected on a balance sheet or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (e) Since December 31, 2000, (i) no development or event has occurred that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or on the ability of the Company, Parent or Merger Sub to consummate the Transactions, (ii) the Company and each of its subsidiaries has conducted its respective operations in the ordinary and usual course of business consistent with past practice and (iii) neither the Company nor any of its subsidiaries has taken any action or omitted to take any action, which act or omission, if after the date of this Agreement, would result in a breach or violation of Section 5.1.

          (f) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

          Section 3.7.  IVI Checkmate Ltd.   IVI Checkmate Ltd. is a reporting
                        ------------------
issuer in each of the Canadian Jurisdictions and is not in default of, and has filed all forms, reports and documents required to be filed under, any of the requirements of the securities legislation of the Canadian Jurisdictions for which it has not received relief from pursuant to the Exemption Order. No securities commission, stock exchange or similar regulatory authority has issued or threatened to issue any order preventing or suspending trading in any securities of IVI Checkmate Ltd. nor has the Company or IVI Checkmate Ltd. received notice that any such order is pending. IVI Checkmate Ltd. has complied with, and is currently in compliance with, the terms and conditions of the Exemption Order and the Exemption Order continues to have effect, unamended, as of the date of this Agreement.

          Section 3.8.  Employee Benefit Matters.
                        ------------------------

          (a) Section 3.8(a) of the Company Disclosure Schedule lists any employee benefit plan, program, policy, practice, or other arrangement, agreement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                     -----
any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy, and any contract, offer letter or agreement of the Company or any of its subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services (the "Employee Benefit Plans").
               ----------------------

          (b) With respect to each Employee Benefit Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that has been adopted or approved.

          (c) Except as discussed in Section 3.8(c) of the Company Disclosure Schedule, (i) all Employee Benefit Plans are in compliance with and have been administered in compliance with all applicable requirements of law, including, but not limited to, the Code and ERISA (except with respect to the Employee Benefit Plans offered exclusively in Canada), if applicable, and have been operated in accordance with their terms, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code, as applicable, for any period through the date hereof have been timely paid or made in full and through the Effective Time will be timely paid or made in full; (ii) no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or
Section 406 of ERISA) has occurred with respect to any Employee Benefit Plan which would reasonably be expected to subject any Employee Benefit Plan (or its related trust), the Company or any subsidiary or any person the Company or its subsidiaries has an obligation to indemnify, to a tax or penalty imposed under
Section 4975 of the Code or Section 502 or ERISA; (iii) none of the Company, its subsidiaries or any entity, trade or business that is considered one employer with the Company or any of its subsidiaries under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") is required to
                                          ---------------
contribute to, or during the five-year period ending on the Effective Time will have been required to contribute to, or could have any liability under, any "multiemployer plan" (as defined in Section 3(37) of ERISA); (iv) each Employee Benefit Plan which is not maintained in the United States is funded and/or book reserved for in accordance with applicable laws and reasonable accounting assumptions; and (v) there is no pending or, to the Company's knowledge, threatened legal action, suit or claim relating to any current or former employee of the Company or its subsidiaries or any Employee Benefit Plan other than routine claims for benefits that could not reasonably be expected to result in any material liability to the Company or its subsidiaries or any person the Company or its subsidiaries has an obligation to indemnify.

          (d) Section 3.8(d) of the Company Disclosure Schedule identifies each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue
                                        ---------------
Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Company's knowledge, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

          (e) No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

          (f) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable laws. The Company and each of its subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (g) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company's knowledge, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

          (h) Each individual who renders services to the Company or any of its subsidiaries who is classified by the Company or such subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized, except as would not be reasonably expected to have a Material Adverse Effect on the Company.

          (i) Other than as contemplated in Section 1.9 hereof and Section 3.8(i) of the Company Disclosure Schedule, the Transactions will not, separately or in the aggregate, constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, or accelerate vesting, funding or repurchase rights under the terms, conditions or provisions of any Employee Benefit Plan. Except as set forth in Section 3.8(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, on account of the Transactions, separately or in the aggregate (including upon any subsequent termination of employment), in the payment of any excess parachute payments within the meaning of Section 280G of the Code or any payment that would be nondeductible under Section 162(m) of the Code. No such agreement, contract or arrangement provides for the reimbursement of excise taxes under
Section 4999 of the Code or any income taxes under the Code. The total amounts payable to the employees and consultants of the Company, as set forth in Section 3.8(i) of the Company Disclosure Schedule, as a result of the Transactions contemplated by this Agreement and/or any subsequent employment termination (excluding any cash-out or acceleration of options and restricted stock but including any "gross-up" payments with respect thereto), based on compensation data applicable as of the date hereof, calculated assuming effective Federal tax rates of 39.6%, will not exceed the amount set forth on such Schedule.

          Section 3.9.  Litigation.  Except as specifically disclosed in the
                        ----------
SEC Reports filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against the Company or any of its subsidiaries before any Governmental Entity which could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Transactions. Except as specifically disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Transactions.

          Section 3.10.  Information.  None of the information supplied by the
                         -----------
Company in writing specifically for inclusion or incorporation by reference in
(i) the Proxy Statement or (ii) any other document to be filed with the SEC or any other Governmental Entity prior to the Effective Time (the "Other Filings")
                                                                -------------
will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

          Section 3.11.  Taxes.
                         -----

          (a) Except as set forth in 3.11(a) of the Company Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) all Tax Returns required to be filed (taking into account extensions) on or before the Effective Time for taxable periods ending on or before the Effective Time by, or with respect to any activities of, or property owned by, the Company, its subsidiaries, or each affiliated, consolidated, combined or unitary group that included or includes the Company or any of its subsidiaries (a "Tax Group"),
                                                                ---------
have been or will be filed in accordance with all applicable laws and are true, correct and complete in all respects as filed and have not been amended, all Taxes shown as due on such Tax Returns have been or will be timely paid, and reserves reflected on the most recent balance sheet of the Company are in accordance with GAAP and are sufficient to cover all Taxes (whether or not shown as due on any Tax Return) accrued as of such date and, adjusted for the passage of time, will be sufficient to cover all Taxes as of the Effective Time; (ii) all Taxes required to be withheld by the Company or its subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Governmental Entities or set aside in accounts for such purpose if not yet due; (iii) no Tax Return filed by the Company or any of its subsidiaries is currently under audit by any Taxing Authority or is the subject of any judicial or administrative proceeding, and to the Company's knowledge no Taxing Authority is threatening to commence any such audit; (iv) no Taxing Authority is now asserting against the Company or any of its subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes; (v) other than any Tax sharing or indemnification agreement to which the parties are exclusively the Company and/or some or all of its subsidiaries, neither the Company nor any of its subsidiaries is subject to or bound by any Tax sharing agreement (or other arrangement or practice for the sharing of Taxes); (vi) neither the Company nor any of its subsidiaries has ever been a member of a Tax Group, other than one for which the Company or one of its subsidiaries was the common parent; (vii) there are no liens for Taxes (other than Taxes not yet due) upon any of the assets of the Company or any of its subsidiaries; and (viii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person other than the Company and its subsidiaries.

          (b) Neither the Company nor any of its subsidiaries is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (c) Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (d) Prior to the date hereof, the Company has provided Parent with written schedules of (i) the taxable years of the Company for which the statute of limitations with respect to federal, state and local income Taxes has not yet expired, and (ii) with respect to federal, state and local income Taxes, those years for which examinations by a Taxing Authority have been completed, those years for which examinations by a Taxing Authority have commenced but not yet been completed, and those years for which examinations by a Taxing Authority have not yet commenced.

          (e) IVI Checkmate Ltd. has withheld from each payment made to any non-resident of Canada the amount of all Taxes and other deductions required to be withheld or remitted in respect thereof and has remitted any such withheld amounts to the proper Taxing Authority within the time required by law.

          (f) Section 3.11(f) of the Company Disclosure Schedule sets out, to the best knowledge of the Company, acting in good faith, a preliminary estimate of the paid-up capital of all issued and outstanding shares of IVI Checkmate Ltd. for the purposes of the Income Tax Act (Canada) (the "ITA") and any
                                                           ---
relevant principal taxing statute.

          (g) No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of IVI Checkmate Ltd. for the purposes of the ITA has been owing by IVI Checkmate Ltd. for longer than two years to a person not dealing at arm's length (for the purposes of the ITA) with IVI Checkmate Ltd. at the time the outlay or expense was incurred.

          (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, there are no circumstances which exist and would result in, or which have existed and resulted in, Sections 79 or 80 of the ITA applying to IVI Checkmate Ltd.

          (i) IVI Checkmate Ltd. has neither directly nor indirectly transferred property to or supplied services to or acquired property or services from a person, corporation, partnership, trust or other taxpayer with whom it was not dealing at arm's length (for the purposes of the ITA) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services.

          (j) IVI Checkmate Ltd. has not entered into any advance pricing agreement with any Taxing Authority.

          (k) Neither IVI Checkmate Ltd. nor any corporation to which IVI Checkmate Ltd. is related (for the purposes of the ITA) is a corporation whose principal business is (A) the lending of money to persons with whom such corporation is dealing at arm's length (for the purposes of the ITA); (B) the purchasing of debt obligations issued to such persons; or (C) a combination thereof.

          (l) IVI Checkmate Ltd. has not been party to any elections filed under sections 83 or 85 of the ITA.

          (m) All applicable retail sales tax was paid by IVI Checkmate Ltd. on the initial acquisition of its tangible personal property and none of the assets of IVI Checkmate Ltd. have been transferred at any time on a tax exempt basis under section 13 of regulation 1013 of the Retail Sales Tax Act (Ontario).

          (n) IVI Checkmate Ltd. has not made any elections under the Excise Tax Act (Canada).

          (o) None of the Company's wholly-owned Subsidiaries owns shares of Common Stock, and neither the Company nor any of its Subsidiaries owns any shares of the Company's Preferred Stock.

          (p) "Tax" or "Taxes" means any and all taxes, fees, assessments,
               ---      -----
levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges. "Taxing Authority" means any
                                                 ----------------
Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax. "Tax Return" means any return,
                                             ----------
declaration, report, claim for refund, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by the Company or any of its subsidiaries to third parties) relating to Taxes, including any document required to be retained or provided to any Taxing Authority relating to the Company or any of its subsidiaries or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

          Section 3.12.  Intellectual Property.  The Company owns, or
                         ---------------------
possesses adequate rights to use, all Intellectual Property that is used in the conduct of the business of the Company and its subsidiaries. The Company has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other person with respect to any Intellectual Property owned or licensed by the Company or any of its subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The conduct of the Company's and its subsidiaries' respective businesses as currently conducted does not conflict with any patents, registered trademarks, registered copyrights or, to the Company's knowledge, any patent rights, licenses, trademark rights, trade names, trade name rights, unregistered copyrights or any other rights of others with respect to Intellectual Property, in any way that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there is no infringement of any proprietary right owned by or licensed by or to the Company or any of its subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. "Intellectual
                                                             ------------
Property" means all domestic or foreign trademarks (registered and unregistered)
--------
and trademark applications and registrations, patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, brand names, certification marks, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, mask works, technical information (whether confidential or otherwise), and all documentation thereof.

          Section 3.13.  Certain Approvals.  The Board has taken appropriate
                         -----------------
action such that the provisions of Section 203 of the DGCL will not apply to the execution of this Agreement or any of the Transactions. No other state takeover law or other law, rule or published policy that purports to limit or restrict business combinations or the ability to vote shares or imposes requirements for approval by any specific group of shareholders, other than such approvals expressly provided for in this Agreement, applies to the execution of this Agreement or any of the Transactions contemplated hereby.

          Section 3.14.  Brokers.  Except as set forth on Section 3.14 of the
                         -------
Company Disclosure Schedule and except for the engagement of the Financial Advisor, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, contingent payments or finder's fees in connection with the Transactions. The Company has previously delivered to Parent a copy of the Company's engagement letter with the Financial Advisor.

          Section 3.15.  Opinions of Financial Advisor.  The Special Committee
                         -----------------------------
has received the written opinion of the Financial Advisor, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the Stockholders is fair to the Stockholders (other than Parent and Merger Sub) from a financial point of view. The Board of Directors of IVI Checkmate Ltd. has received the written opinion of the Financial Advisor, to the effect that, as of the date of such opinion, the Merger is fair to the Holders from a financial point of view. The Company has previously delivered to Parent a copy of such opinion.

          Section 3.16.  Vote Required.  The affirmative vote of the holders
                         -------------
of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote with respect to this Agreement, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock that is or may be necessary to approve this Agreement and the Transactions. The affirmative vote of two-thirds of the votes cast in respect of the Resolution is the only vote of the shareholders of IVI Checkmate Ltd. (other than the approval by the Company as the holder of the common shares of IVI Checkmate Ltd.) that is or may be necessary to approve the Resolution.

          Section 3.17.  Rights Agreement.  The Company has taken all action
                         ----------------
necessary or appropriate to amend its Rights Agreement (the "Rights Agreement
                                                             ----------------
Amendment") so that (a) the execution of this Agreement and the consummation of
---------
the Transactions do not and will not result in the ability of any person to exercise any Rights or enable or require such Rights to separate from the shares of the Company's capital stock to which they are attached or to be triggered or become exercisable, and (b) the Company's Shareholder Rights Agreement will expire immediately prior to the Effective Time. The Company has provided Parent with a copy of the Rights Agreement Amendment duly executed and delivered by the Company and the Rights Agent.

          Section 3.18.  Environmental Matters.  Except as set forth in
                         ---------------------
Section 3.18 of the Company Disclosure Schedule or except as disclosed in the SEC Reports or otherwise would not have a Material Adverse Effect:

          (a) the Company and its subsidiaries are and have been in compliance in all respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment ("Environmental Laws") relating to the generation, storage,
              ------------------
containment, disposal, transport or handling of regulated levels of hazardous or toxic materials, substances or wastes ("Hazardous Materials"), including
                                        -------------------
compliance with any environmental permits or similar governmental authorizations or the terms and conditions thereof;

          (b) there is no pending claim, investigation, order, or judicial or administrative proceeding against the Company or any of its subsidiaries for any violation of Environmental Laws or for investigation, remediation or clean up of Hazardous Materials, or payment therefor, by any third party included in any governmental authority, pursuant to any Environmental Law at any location owned or operated by the Company or its subsidiaries, or at any location to which the Company or any of its subsidiaries have sent Hazardous Materials; and

          (c) there currently exist no facts or circumstances that could reasonably be expected to (i) give rise to proceedings described in subsection
(b) above and (ii) prevent the renewal or reissuance, on terms reasonably comparable to those in existence, or any permits or authorizations required for the Company's operations under any Environmental Law as such laws currently exist.

          Section 3.19.  Compliance with Applicable Laws.  The Company and
                         -------------------------------
its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Company Permits") required in order
                                             ---------------
to own their assets and to conduct their respective businesses as currently conducted, except where the failure to hold such Company Permits, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The operations of the Company and its subsidiaries have been conducted in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, except violations which will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 3.20.  Material Contracts.  Except as identified in the
                         ------------------
SEC Reports, neither the Company nor any of its subsidiaries is party to, nor is the Company or any of its subsidiaries (or their respective assets) bound by, any contract, indenture, lease or other agreement which, individually or in the aggregate, is material to the Company and the subsidiaries taken as a whole. Except as identified in the SEC Reports or in Section 3.20 of the Company Disclosure Schedule, there are no (i) contracts, indentures, leases or other agreements between the Company or any subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater shareholder of the Company or any of their affiliates or family members, on the other, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries, is or would be conducted. All contracts, indentures, leases and agreement to which the Company or any of the subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect in accordance with its terms would and enforceable against the parties thereto in accordance with their respective terms, other than such failures to be so valid and binding, in full force and effect or enforceable which would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. There is not under any such contract, indenture or agreement any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its subsidiaries, or to the Company's knowledge, any other party, except to the extent for any such defaults or events that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

          Section 3.21.  Support Agreements.  The individuals specified in
                         ------------------
Annex A, have each duly executed a support agreement (the "Support Agreement")
                                                           -----------------
substantially in the form of Exhibit 3.20 hereto, copies of each of which Support Agreement have been delivered to Parent.

          Section 3.22.  Ingenico Agreements.  For purposes of this Article
                         -------------------
III and the Company Disclosure Schedules, the Company shall be deemed to have disclosed the agreements by and between the Company and Parent and all of the provisions thereof.

          Section 3.23.  Investments.  IVI Checkmate Ltd. owns no shares or
                         -----------
debt instruments of, or other investments in, any affiliate of the Company other than certain preferred shares and debt instruments of IVI Checkmate, Inc. (the "Investments"). IVI Checkmate Ltd. holds the Investments as capital property
 -----------
for the purposes of the ITA and the fair market value of each of the Investments for the purposes of the ITA does not exceed the adjusted cost base to IVI Checkmate Ltd. of each Investment for the purposes of the ITA.

          Section 3.24.  Stock Option Exchange Program.  Attached hereto as
                         -----------------------------
Exhibit 3.24 is a true, accurate and complete copy of the Company Stock Option Exchange Program dated as of January 25, 2001 and of all documents which may grant any rights thereunder (the Company Stock Option Exchange Program, together with all such documents, the "SOEP"). All New Options and Top Up Options (as
                              ----
those terms are defined in the SOEP) issuable under the SOEP will, if issued, be issued on August 31, 2001.

          Section 3.25.  Congress Financial Corporation (Southern).  Each of
                         -----------------------------------------
the Company and Congress Financial Corporation (Southern) ("Congress Financial")
                                                            ------------------
has duly executed and delivered an agreement (the "Waiver and Consent"), a copy
                                                   ------------------
of which Waiver and Consent is attached hereto as Exhibit 3.25 and which as of the Effective Time will not have been amended and will remain in full force and effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

          Parent and Merger Sub represent and warrant to the Company as follows:

          Section 4.1.  Organization and Qualification.  Parent is a societe
                        ------------------------------
anonyme duly organized, validly existing and in good standing under the laws of the Republic of France. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The term "Material Adverse Effect on
                                              --------------------------
Parent," as used in this Agreement, means any change in or effect on the
------
business, assets, liabilities, financial condition, results of operations, profitability or prospects of Parent or any of its subsidiaries that is materially adverse to Parent and its subsidiaries taken as a whole.

          Section 4.2.  Authority Relative to this Agreement.  Each of Parent
                        ------------------------------------
and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized and approved by the Supervisory Board of Parent and the Board of Directors of Merger Sub and by Parent as sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms.

          Section 4.3.  No Conflict; Required Filings and Consents.
                        ------------------------------------------

          (a) Assuming (i) the filings required under the HSR Act, the Antitrust Laws and the Investment Canada Act (Canada) are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met and (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the DGCL is made, none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or Merger Sub, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected, except in the case of the foregoing clauses (ii) and
(iii) for any such Violations which could not, individually or in the aggregate, reasonably be expected to prevent consummation of the Transactions.

          (b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions or compliance by Parent and Merger Sub with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities "blue sky" or takeover law, (ii) the filing of the certificate of merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign or supranational Antitrust Laws and the Investment Canada Act (Canada) and (iv) Consents the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or materially adversely affect the ability of Parent or reasonably be expected to prevent consummation of the Transactions.

          Section 4.4.  Information.  None of the information supplied or to be
                        -----------
supplied by Parent and Merger Sub in writing specifically for inclusion in the Proxy Statement or the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 4.5.  Financing.  At the Effective Time, Parent and Merger
                        ---------
Sub will have available all of the funds necessary to consummate the Transactions.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1.  Conduct of Business of the Company.  Except as
                        ----------------------------------
permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise expressly permitted, required or specifically contemplated by, or otherwise described in, this Agreement, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

          (a) adopt or propose any amendment to its Certificate of Incorporation or By-Laws or comparable organizational documents;

          (b) (i) issue, reissue, pledge or sell, or authorize the issuance, reissuance, pledge or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options or the DataCard Warrants outstanding on the date hereof or
(B) any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock outstanding on the date hereof or (ii) make any other changes in its capital structure;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries;

          (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities or create any subsidiaries;

          (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or pre-pay debt in the ordinary course of business in amounts and for purposes consistent with past practice, including by repaying facilities with SMTC Manufacturing Corporation of Canada, The Bank of Nova Scotia and Congress Financial Corporation (Southern), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances or capital contributions between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

          (f) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any material contract, (ii) except as required by law, waive, release, relinquish, settle, compromise or assign any material contract (or any of the Company's rights thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries except in the ordinary course of business consistent with past practice;

          (g) (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants (including the grant of stock options or other equity or long-term compensation awards), except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practices and except for increases set forth on Section 5.1(g)(i) of the Company Disclosure Schedule; (ii) except as set forth on
Section 5.1(g)(ii) of the Company Disclosure Schedule, grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or prospective employee of the Company or any of its subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining agreement or Employee Benefit Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law;

          (h) file any Tax Return (except in the ordinary course of business), or make or revoke any Tax election, or change any method of accounting, except as required by law or to the extent that such action is consistent with past practice and would not be material;

          (i) other than in the ordinary course of business, enter into any contract or agreement that would be material to the Company and its subsidiaries taken as a whole;

          (j) except as may be required as a result of a change in applicable law or in GAAP, make any change in its methods or principles of accounting; or

          (k) agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 5.1 or any action which would cause any representation or warranty in this Agreement to be or become untrue or incorrect in any material respect.

          Section 5.2.  Access to Information.
                        ---------------------

          (a) From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and Merger Sub and
                    -----------------------
their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access, during normal
                    ----------------------
business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, Merger Sub and the Parent Representatives to the extent available with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and Merger Sub may from time to time reasonably request. The Company shall furnish to Parent and Merger Sub prior to filing a copy of each report, schedule, registration statement and other document to be filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws.

          (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of the Company or any condition to the obligations of the parties hereto.

          (c) All information furnished to Parent or Merger Sub or the Parent Representatives shall be deemed "Evaluation Material" under the Confidentiality Agreement between Parent and the Company dated October 30, 2000 (the "Confidentiality Agreement") and Parent shall cause Merger Sub and the Parent
 -------------------------
Representatives to honor and be bound by Parent's obligations thereunder.

          (d) Each of the parties will use its reasonable best efforts to obtain from applicable Canadian securities regulatory authorities such orders or rulings as may be necessary so that, after the Effective Time, any requirements of applicable Canadian securities legislation (including the rules and published policies of the regulators) that might otherwise restrict transactions, activities or relationships between IVI Checkmate Ltd. and Parent or any affiliate of Parent or that might require public disclosure by or in respect of IVI Checkmate Ltd. shall no longer be applicable.

          Section 5.3.  Reasonable Best Efforts.
                        -----------------------

          (a) Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable best efforts to
(i) cause to be made all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Proxy Statement, the Circular with respect to the Canadian Special Meeting, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof and (ii) respond promptly to requests for further information by any Governmental Entity in connection with any filings under the HSR Act or other foreign filings or amendments thereof.

          (b) In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Merger Sub or any of their respective subsidiaries should be discovered by the Company, Parent or Merger Sub, as the case may be, which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other parties of such event or circumstance.

          (c) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by this Agreement.

          Section 5.4.  Public Announcements.  The Company, on the one hand, and
                        --------------------
Parent and Merger Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

          Section 5.5.  Indemnification.
                        ---------------

          (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the officers and directors of the Company (the "Indemnified Parties") in respect of acts or omissions occurring prior to the
 -------------------
Effective Time to the extent currently provided under the Company's Certificate of Incorporation or By-Laws.

          (b) Parent agrees that the Company, and from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last sentence of this Section 5.5(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor other policies not less advantageous to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay aggregate premiums in excess of $150,000 and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.5(b) it shall obtain the greatest comparable insurance coverage as possible for an annual premium equal to such maximum amount. Notwithstanding the foregoing, at any time on or after the third anniversary of the Effective Time, Parent may, at its election, undertake to provide funds to the Surviving Corporation to the extent necessary so that the Surviving Corporation may self-insure at a level of coverage no less than that otherwise required under this Section 5.5(b) in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

          (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof provided that Parent assumes such defense in a timely manner, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          Section 5.6.  Notification of Certain Matters.  Parent and the Company
                        -------------------------------
shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any material covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and Merger Sub shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions.

          Section 5.7.  Takeover Laws.  The Company shall, upon the request of
                        -------------
Parent or Merger Sub, take all reasonable steps to assist in any challenge by Parent or Merger Sub to the validity or applicability to the Merger or the other Transactions of any state takeover law or statute or any applicable provincial securities law, rule or instrument or other similar law.

          Section 5.8.  Rights Agreement.  The Company covenants and agrees
                        ----------------
that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or Merger Sub to acquire beneficial ownership of 15% or more of the Common Shares without causing a Stock Acquisition Date (as defined in the Rights Agreement) or a Separation Time (as defined in the Rights Agreement) to occur.

          Section 5.9.  No Solicitation.
                        ---------------

          (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. Notwithstanding the immediately preceding sentence, the Company shall be permitted to engage in discussions regarding the DataCard Warrants and Options issued under the Stock Plans with the individual holders of such DataCard Warrants or Options, which discussions shall be solely (i) in response to any exercise thereof in accordance with the terms of the DataCard Warrants or Options, as the case may be, and (ii) for the limited purpose of effecting the exercise thereof in accordance with the terms of the DataCard Warrants or Options, as the case may be. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or acquisition of any capital stock or any material portion of the assets of the Company or its subsidiaries, or any combination of the foregoing (an "Acquisition Transaction"), or negotiate,
                                  -----------------------
explore or otherwise engage in discussions with any person (other than Merger Sub, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other Transactions contemplated by this Agreement; provided that prior to the receipt of the Stockholder Approval, the Company may furnish information, pursuant to a customary confidentiality agreement, to, and negotiate or otherwise engage in discussions with, any party who delivers a bona fide written proposal for an Acquisition Transaction for which all necessary financing is then in the judgment of the Board readily obtainable, if the Board determines in good faith by a vote of a majority of the members of the full Board that failing to take such action would constitute a breach of the fiduciary duties of the Board (after consultation and receipt of advice from its outside legal counsel to such effect) and such a proposal is, in the written opinion of the Financial Advisor, more favorable to the Company's Stockholders from a financial point of view than the Transactions contemplated by this Agreement as the same has been proposed to be amended by Parent pursuant to Section 5.9(b) (such bona fide written proposal, a "Superior Proposal").
                                                       -----------------
Nothing herein shall prevent or prohibit, or be construed to prevent or prohibit, the Company from complying with Rule 14e-2 of the Exchange Act.

          (b) From and after the execution of this Agreement, the Company shall promptly advise Merger Sub in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to Merger Sub a copy of any such proposal or inquiry, if it is in writing, relating to an Acquisition Transaction. The Company shall promptly advise Parent of any material development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Notwithstanding anything in this Agreement to the contrary, prior to the approval or recommendation of a Superior Proposal by the Board, the Company shall give Parent sufficient notice of the material terms and conditions of any such Acquisition Transaction, and negotiate in good faith with Parent for a period of not less than three business days (the "Negotiation Period") after it determines and notifies Parent that such proposal
 ------------------
or inquiry constitutes a Superior Proposal to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein.

          Section 5.10.  Equity Investment.  Simultaneously with the execution
                         -----------------
of this Agreement, Parent or Merger Sub shall purchase two million and six-hundred twenty thousand four hundred fifty three (2,620,453) validly issued, fully paid and non-assessable shares of Common Stock from the Company at a price equal to $2.00 per share of Common Stock.

          Section 5.11.  Additional Director; Board Committees.
                         -------------------------------------
Simultaneously with the execution of this Agreement, (a) the size of the Board shall be automatically increased by one director, (b) Bertrand Cambou shall be appointed to fill the vacancy created by such increase and (c) each Committee of the Board shall be automatically increased by one director, and one of the directors of the Company designated by Parent shall be appointed to each such Committee.

          Section 5.12.  Registration Rights Agreement.  Simultaneously with
                         -----------------------------
the execution of this Agreement, the Company and Parent shall enter into, duly execute and deliver to each other a registration rights agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit 5.12.
 -----------------------------

          Section 5.13.  Stock Option Exchange Program.  The Company will seek
                         -----------------------------
and use its reasonable best efforts to obtain releases, relinquishments and waivers from all participants in the SOEP in a form satisfactory to Parent.

          Section 5.14.  Restructuring.  Prior to the Effective Time, the
                         -------------
Company and its Subsidiaries shall exert their reasonable best efforts to effect and complete such corporate reorganizations and restructurings as Parent may reasonably request in writing prior to the Effective Date in order to complete the Merger and re-order the affairs of the Company and its Subsidiaries in the most advantageous manner possible from a tax, legal and business perspective, provided that such reorganization is not materially prejudicial to the Company, any of its Subsidiaries, or the public shareholders of the Company or IVI Checkmate Ltd.

          Section 5.15.  Paid-Up Capital.  Each of the parties will, following
                         ---------------
the execution of this Agreement and before the Effective Time, act together in good faith to determine the paid-up capital of all issued and outstanding shares of IVI Checkmate Ltd.

          Section 5.16.  Series B Preferred Stock.  At such time (prior to, at
                         ------------------------
or after the Effective Time) as there shall be no outstanding Exchangeable Shares which are not owned by the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company, and there are no shares of stock, debt, options or other agreements of the Company or any of its Subsidiaries which could give rise to the issuance of any Exchangeable Shares to any person (other than the Company, any of its Subsidiaries or any person directly or indirectly controlled by or under common control of the Company), then at Parent's direction, the Company shall redeem each share of Series B Preferred Stock outstanding, without any action on the part of the holder thereof, in accordance with Section 6(c) of the Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock of IVI Checkmate Corp., dated as of June 23, 1998.

          Section 5.17.  Parent Vote.  Parent shall vote its shares of Common
                         -----------
Stock, and shall cause each of its affiliates that holds shares of Common Stock, together with all subsequent transferees of the Common Stock held by Parent and each of its affiliates, to vote their shares of Common Stock in favor of the Transactions.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 6.1.  Conditions.  The respective obligations of Parent,
                        ----------
Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

          (a) Stockholder Approval.  The Stockholder Approval shall have been
              --------------------
obtained.

          (b) Injunctions; Illegality.  The consummation of the Merger shall not
              -----------------------
be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or the other transactions contemplated hereby or has the effect of making the purchase of shares of Common Stock illegal.

          (c) Litigation.  There shall not be pending any claim, action, suit,
              ----------
hearing, or proceeding ("Action") challenging or seeking to restrain or prohibit
                         ------
the consummation of the Transactions, or any other Action filed against the Company or any of its subsidiaries after the date of this Agreement that could reasonably be expected to be determined adversely to the Company and, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the consummation of the Transactions.

          (d) HSR Act.  Any waiting period (and any extension thereof) under the
              -------
HSR Act applicable to the Merger shall have expired or terminated and any other approvals or requirements under any other Antitrust Laws and the Investment Canada Act (Canada) shall have been obtained or complied with.

          (e) Termination.  No party hereto shall have terminated this Agreement
              -----------
as permitted herein.

          Section 6.2.  Parent and Merger Sub Conditions.  In addition to the
                        --------------------------------
satisfaction, at or before the Effective Time, of the conditions set forth in
Section 6.1, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a) no action shall have been taken, nor shall any statute, rule, regulation, legislation, interpretation, judgment, order or injunction have been enacted, enforced, promulgated, amended, issued or deemed applicable to the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, other than the routine application of the waiting period provisions of the HSR Act to the Merger, that would reasonably be expected to: (i) make illegal or otherwise prohibit or materially delay consummation of the Merger or seek to obtain material damages or make the Merger materially more costly, (ii) prohibit or materially limit the ownership or operation by Parent or the Surviving Corporation of all or any material portion of the business or assets of the Company or any of its subsidiaries taken as a whole or compel Parent to dispose of or hold separately all or any material portion of the business or assets of Parent or the Surviving Corporation or any of its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of Parent or the Surviving Corporation to conduct its business or own such assets, (iii) impose material limitations on the ability of Parent effectively to acquire, hold or exercise full rights of ownership of the shares of common stock of the Surviving Corporation, including, without limitation, the right to vote any shares of common stock of the Surviving Corporation acquired or owned by the Purchaser on all matters properly presented to the Surviving Corporation's stockholders, or (iv) require divestiture by Parent of any shares of common stock of the Surviving Corporation;

          (b) there shall not have occurred any development, event or condition that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, results of operations, profitability or prospects of the Company and its subsidiaries taken as a whole;

          (c) (i) each of the representations and warranties of the Company (A) that are qualified as to materiality or (B) set forth in Section 3.3, shall be true and correct, and (ii) each of such representations and warranties that are not so qualified (other than the representations and warranties set forth in Section 3.3) shall be true and correct in every respect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, in each case as if such representations and warranties were made at and as of the date hereof and at and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct in the foregoing respects as of such specific date); provided, however, that for purposes of this Section 6.2(c), the representations and warranties in Section 3.12 qualified "to the Company's knowledge" shall be deemed not so qualified and shall be deemed made without regard to the Company's knowledge (or lack of knowledge) with respect to the statements made in Section 3.12;

          (d) the Company shall have complied in all material respects with each of its obligations, covenants and agreements contained herein;

          (e) (i) the Special Committee and the Board shall not have withdrawn or modified in a manner adverse to Parent or Merger Sub the adoption or recommendation of the Merger or the Merger Agreement, and (ii) neither the Special Committee nor the Board shall have resolved to do any of the foregoing;

          (f) the Company shall have provided Parent and Merger Sub with a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, as to the satisfaction of the conditions set forth in Sections 6.1(a), 6.2(b), 6.2(c) and 6.2(d);

          (g) the Holders shall have approved and adopted the Resolution by the requisite vote, and the Exchange Amendment and any amendments to any other documents necessary to implement the Resolution shall have become effective;

          (h) the orders and rulings contemplated by Section 5.2(d) shall have been obtained on terms acceptable to Parent acting reasonably, and shall be in full force and effect; and

          (i) all participants in the SOEP shall have duly executed and delivered to the Company and Parent a release, relinquishment and waiver as contemplated in Section 5.13; provided, however, that this condition shall lapse on the business day next following the date on which all of the New Options and Top Up Options (as those terms are defined in the SOEP) issuable under the SOEP which have not otherwise been released, relinquished and waived in accordance with Section 5.13 are granted.

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

          Section 7.1.  Termination.  This Agreement may be terminated and the
                        -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (unless otherwise specified) (with any termination by Parent also being an effective termination by Merger Sub):

          (a) by the mutual written consent of Parent and the Company, by action of the Supervisory Board (with respect to Parent) and of the Board (with respect to the Company);

          (b) by Parent or the Company if (i) the Merger shall not have been consummated by September 30, 2001 (provided that if any Governmental Entity has made a request for additional information under the HSR Act, such date shall be extended to a date which is 60 days after substantial compliance with such request, but in no event later than December 31, 2001), whether such date is before or after the date of the Stockholder Approval (the "Termination Date")
                                                           ----------------
(unless the failure to consummate the Merger by such date shall be due to the breach of any obligation under this Agreement by the party seeking to terminate this Agreement) or (ii) any condition to such party's obligation to consummate the Merger shall have become impossible to satisfy on or prior to the Termination Date (unless resulting from such party's breach of any of such party's obligations under this Agreement);

          (c) by Parent or the Company if any court or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (d) by the Company if, prior to the receipt of the Stockholder Approval, the Board approves or recommends a Superior Proposal; provided that the termination described in this Section 7.1(d) shall not be effective unless and until the Company shall have paid to Parent all of the fees and expenses described in Section 8.9(b) including, without limitation, the Termination Fee (as hereinafter defined);

          (e) by Parent if the Board or the Special Committee (i) shall have withdrawn or modified in a manner adverse to Merger Sub its approval or recommendation of this Agreement or the Merger, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of Parent) to effect an Acquisition Transaction or (iii) shall have resolved to effect any of the foregoing;

          (f) by Parent if the board of directors of IVI Checkmate Ltd. does not recommend, or withdraws or modifies in a manner adverse to Parent its recommendation, that the holders of Exchangeable Shares vote in favor of the Resolution;

          (g) by Parent if any person (other than Parent or Merger Sub or any affiliate thereof) shall have made a proposal or public announcement or communication to the Company with respect to an Acquisition Transaction which, pursuant to Section 5.9, the Company notifies Parent is a Superior Proposal;

          (h) by Parent if there shall have occurred, and continued to exist,
(i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Paris Bourse (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) any decline of at least 20% in the Dow Jones Average of Industrial Stocks, the Standard & Poor's 500 Index or the CAC-40 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement, (iii) any change in currency exchange rates measured from the close of business on the date of the Merger Agreement, resulting in an increase of 15% or more in the Merger Consideration as translated from U.S. Dollars into Euros, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, France or the European Union, or a material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities or other significant national or international crisis directly or indirectly involving the United States or France, or (vi) in the case of any of the foregoing clauses (i) and (ii) existing as of the date hereof, a material acceleration or worsening thereof;

          (i) (x) by Parent or the Company if, upon a vote taken at a duly held meeting to obtain the Stockholder Approval, the Stockholder Approval is not obtained, or (y) by Parent if, upon a vote taken at the Canadian Special Meeting to obtain approval and adoption of the Resolution, the Holders' approval and adoption of the Resolution is not obtained; or

          (j) by the Company if (i) (A) any of the representations and warranties of Parent or Merger Sub contained in this Agreement and qualified as to materiality were when made or have since become untrue or incorrect or (B) any other representations or warranties of Parent or Merger Sub contained in this Agreement were when made or have become untrue or incorrect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect on Parent or on the ability of Parent or Merger Sub to consummate the Merger, or (ii) Parent or Merger Sub shall have breached or failed to comply in any material respect with any of their respective agreements or obligations under this Agreement, which breach shall not have been cured within 10 business days following notice of such breach; and

          (k) by Parent if (i) (A) any of the representations or warranties of the Company (1) contained in this Agreement and qualified as to materiality or
(2) contained in Section 3.3 were when made or have since become untrue or incorrect or (B) any other representations or warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.3) were when made or have become untrue or incorrect except where the failure of such representations and warranties to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the ability of the Company to consummate the Merger; provided, however, that for purposes of this Section 7.1(k), the representations and warranties in Section 3.12 qualified "to the Company's knowledge" shall be deemed not so qualified and shall be deemed made without regard to the Company's knowledge (or lack of knowledge) with respect to the statements made in Section 3.12, or (ii) the Company shall have breached or failed to comply in any material respect with any of its agreements or obligations under this Agreement, which breach shall not have been cured within 10 business days following notice of such breach.

          Section 7.2.  Effect of Termination.  In the event of the
                        ---------------------
termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 8.9 and Section 8.10, which shall survive any such termination. Notwithstanding the foregoing, nothing contained in this Section
7.2 shall relieve any party from liability for any breach of this Agreement or for fraud.

          Section 7.3.  Amendment.  This Agreement may be amended by the
                        ---------
Company, Parent and Merger Sub at any time before or after any approval of this Agreement by the Stockholders but, after any such approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Stockholders hereunder without the approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          Section 7.4.  Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, Parent and Merger Sub, as a party on the one hand, and the Company, as a party on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party or (iii) waive compliance with any of the agreements of the other party or with any conditions to its own obligations. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1.  Non-Survival.  The representations, warranties and
                        ------------
covenants made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in Section 1.3, Section 1.9, Section 1.12, Article II, Section 5.5, Section 5.6 and Section 8.9 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

          Section 8.2.  Entire Agreement; Assignment.
                        ----------------------------

          (a) This Agreement (including the Confidentiality Agreement, Support Agreements and Registration Rights Agreement and the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (except that Parent may assign its rights and Merger Sub may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company; provided, that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 8.3.  Validity.  The invalidity or unenforceability of any
                        --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          Section 8.4.  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

          If to Parent or Merger Sub:

               Ingenico S.A.
               9, quai de Dion Bouton
               92816 Puteaux Cedex
               FRANCE
               Attention:  Gerard Compain
               Telecopy:  01 47 72 56 95
          with a copy to:

               Tour Ernst & Young
               92037 Paris La Defense Cedex
               FRANCE
               Attn:  Raphaelle Francois-Poncet
               Telecopy:  01 58 47 66 25

               and

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Attention:  David A. Katz, Esq.
                           David C. Karp, Esq.
               Telecopy:  (212) 403-2000

          If to the Company:

               IVI Checkmate Corp.
               1003 Mansell Road
               Roswell, Georgia  30076
               Attention:  President and Chief Executive Officer
               Telecopy:  (770) 594-6041

          with a copy to:

               Hunton & Williams
               Bank of America Plaza
               600 Peachtree Street, N.E.
               Atlanta, Georgia  30308
               Attn:  Scott M. Hobby, Esq.
                      W. Tinley Anderson, III, Esq
               Telecopy:  (404) 888-4190

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

          Section 8.5.  Governing Law.  This Agreement shall be governed by
                        -------------
and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 8.6.  Descriptive Headings.  The descriptive headings
                        --------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 8.7.  Counterparts.  This Agreement may be executed in two
                        ------------
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 8.8.  Parties in Interest.  This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 1.9 and 5.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.9.  Fees and Expenses.
                        -----------------

          (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses;

          (b) In the event that this Agreement is terminated pursuant to (w) (1)
Section 7.1(b) by Parent on the basis of a breach of the covenants contained in
Section 1.11(a)(i) or (2) Section 7.1(i), in each case following any public proposal with respect to an Acquisition Transaction, (x) Section 7.1(d), (y)
Section 7.1(e) or (z) Section 7.1(f), then the Company shall simultaneously with such termination (or, in the case of a termination by Parent, within one business day thereafter) reimburse Parent for the out-of-pocket fees and expenses of Parent and Merger Sub (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement, the Transactions contemplated hereby and any related financing (collectively "Expenses"), and at the same time pay Parent a termination fee of $2.75 million
 --------
(the "Termination Fee") in immediately available funds by wire transfer to an
      ---------------
account designated by Parent. In the event that (A) this Agreement is terminated pursuant to Section 7.1(k) by Parent and (B) within six months of the date of such termination, the Company shall enter into an agreement for an Acquisition Transaction with any person other than Parent and its affiliates, then, prior to or simultaneously with entering into such agreement, the Company shall pay Parent the Termination Fee and reimburse Parent for its Expenses, in each case in immediately available funds by wire transfer to an account designated by Parent.

          (c) In the event that this Agreement is terminated pursuant to Section 7.1(i)(x) and Parent is in breach of its obligations under Section 5.17 (unless the Company shall have breached or failed to comply with any of the Company's obligations under this Agreement), Parent shall immediately reimburse the Company for the out-of-pocket fees and expenses of the Company (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement, the Transactions contemplated hereby and any related financing, and at the same time pay the Company a termination fee of $2.75 million in immediately available funds by wire transfer to an account designated by the Company.

          (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

          Section 8.10.  By-Laws.  In the event that this Agreement is
                         -------
terminated for any reason, the Company's By-Laws shall simultaneously with such termination be automatically amended and restated in their entirety in the form attached hereto as Exhibit 8.10. Any subsequent amendment or restatement of the Company's By-Laws during any period in which Parent beneficially owns 15% or more of the outstanding Common Stock in a manner adverse to Parent shall be deemed a breach of this Agreement. The parties hereto acknowledge and agree that the Termination Fees referred to in Section 8.9(b) is not a measure of liquidated damages for a breach of this Section 8.10 and actual damages to Parent in the event of such a breach may be higher or lower than the amount of the Termination Fee.

          Section 8.11.  Certain Definitions.  As used in this Agreement:
                         -------------------

          (a) the term "affiliate", as applied to any person, shall mean any
                        ---------
other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control"
                                                                  -------
(including, with correlative meanings, the terms "controlling," "controlled by"
                                                  -----------    -------------
and "under common control with"), as applied to any person, means the
     -------------------------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

          (b) the term "Person" or "person" shall include individuals,
                        ------      ------
corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
           -----
Act);

          (c) the term "subsidiary" when used with respect to any party means
                        ----------
any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries); and

          (d) the term "knowledge" when used with respect to any corporation
                        ---------
means the actual knowledge of the directors and executive officers of such corporation and the knowledge such individuals should have after due inquiry.

          Section 8.12.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, provided, that this
Section 8.11 shall have no force and effect from and after the termination of this Agreement in accordance with Section 7.2.

                            [signature page follows]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                              INGENICO S.A.


                              By: /s/ Jean-Jacques Poutrel
                                  Name: Jean-Jacques Poutrel
                                  Title: President and Chief Executive Officer


                              IDAHO ACQUISITION CORP.



                              By:  /s/ Jean-Jacques Poutrel
                                   Name: Jean-Jacques Poutrel
                                   Title: Chairman


                              IVI CHECKMATE CORP.



                              By:  /s/ John J. Nuebert
                                       ---------------
                              Name: John J. Nuebert
                              Title: Executive Vice President-Finance and
                              Administration, Chief Financial Officer,
                              Treasurer and Secretary

                                      -41-